EXHIBIT 99.1

                                                        FOR IMMEDIATE RELEASE
                                                       Contact: James Spiezio
                                                     Beacon Power Corporation
                                                                 978-694-9121
                                                      spiezio@beaconpower.com


                BEACON POWER ANNOUNCES FIRST-QUARTER 2005 RESULTS

Wilmington, MA - May 16, 2005 - Beacon Power Corporation (Nasdaq: BCON), a company that designs advanced products for electric power and grid voltage and frequency regulation, today announced its financial results for the first quarter ended March 31, 2005.

For the first quarter of 2005, Beacon Power reported revenue of $636,000 and a net loss of $2.2 million, or ($0.05) per share, compared with revenue of $57,000 and a net loss of $2.1 million, or ($0.05) per share, in the first quarter of 2004.

During the first quarter of 2005, Beacon Power incurred costs of $0.5 million in R&D, $1.2 million in SG&A, recorded a contract loss reserve for its government contracts of $0.5 million and depreciation of $43,199. At March 31, 2005 the company had $3.3 million in cash and cash equivalents. The company's working capital was $2.2 million.

"This quarter we recognized revenue associated with the Smart Energy Matrix demonstration systems we're building for California and New York," said Bill Capp, president and CEO. "We continue to make progress towards completion of these contracts, with the first system expected to ship to California in July. Representatives from the agencies involved, including the California Energy Commission, the New York State Energy Research and Development Authority, and the U.S. Department of Energy, visited Beacon last month to review the projects, and we believe that they were pleased to see the first upgraded 6kWh flywheel operating in the Smart Energy Matrix."

"The recent investment commitment of $3 million by Perseus L.L.C. will provide us with the working capital needed to deliver these demonstration systems," Capp added. "We believe that the subsequent test results will validate the economic and performance advantages of Beacon's flywheel technology as it applies to frequency regulation for the power grid, and we look forward to our first installation this summer."

On May 13, 2005 the Company received a letter from Nasdaq dated May 13, 2005 indicating that the Company's common stock has not met the $1.00 minimum bid price requirement for continued listing for the past 30 consecutive business days and that the Company's common stock is, therefore, subject to delisting from the Nasdaq SmallCap Market, pursuant to Nasdaq Marketplace Rule 4310(c)(4). Therefore in accordance with Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until November 9, 2005, to regain compliance or face delisting on November 9, 2005.

"To attain compliance the Company's common stock must close at $1.00 per share or more for a minimum of ten consecutive business days before November 9, 2005. In the event that the Company's stock does not meet this requirement, but meets the requirements for inclusion on the Nasdaq SmallCap Market initial listing requirements as set forth in Marketplace Rule 4310(c), the Company may be granted an additional 180 calendar day period to regain compliance," said James Spiezio, CFO of Beacon Power.

About Beacon Power Corporation

Beacon Power Corporation designs sustainable energy storage and power conversion solutions that would provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon's Smart Energy Matrix is a design concept for a megawatt-level, utility-grade flywheel-based energy storage solution that would provide sustainable power quality services for frequency regulation, and support the demand for reliable, distributed electrical power. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

For more information, please contact James Spiezio, Chief Financial Officer at Beacon Power Corporation, tel. 978.694.9121; fax 978.694.9127; email spiezio@beaconpower.com, or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com.

Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; limited commercial contracts for sales to date; little experience managing operations in geographically dispersed locations; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell or in which it operates, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives, particularly in light of the substantial workforce reductions during 2001 and 2002; the recent volatility in the stock price of companies operating in the same sector; the difficulties that often arise in integrating operations of companies after a merger or acquisition; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.


                     BEACON POWER CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                            March 31,      December 31,
                                                               2005             2004
                                                          (unaudited)       (audited)
                                                        -------------    -------------
Assets
Current assets:
     Cash and cash equivalents ......................   $   3,334,595    $   5,097,188
     Accounts receivable, trade .....................             895           52,105
     Inventory ......................................            --            222,593
     Unbilled costs on government contracts .........         416,705             --
     Prepaid expenses and other current assets ......         599,658          817,396
                                                        -------------    -------------
        Total current assets ........................       4,351,853        6,189,282

Property and equipment, net .........................         277,316          258,647
Restricted cash .....................................         310,011          310,011
Other assets ........................................         354,484          327,646
                                                        -------------    -------------
Total assets ........................................   $   5,293,664    $   7,085,586
                                                        =============    =============

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable ...............................   $     184,947    $     389,189
     Accrued compensation and benefits ..............         196,699          130,609
     Other accrued expenses .........................         466,196          393,569
     Accrued contract loss ..........................         320,646             --
     Restructuring reserve ..........................         976,758        1,062,644
                                                        -------------    -------------
        Total current liabilities ...................       2,145,246        1,976,011

Stockholders' equity:
     Common stock ...................................         437,971          437,888
     Deferred stock compensation ....................        (435,712)        (707,167)
     Additional paid-in-capital .....................     134,424,216      134,411,911
     Deficit accumulated during the development stage    (131,178,397)    (128,933,397)
     Less: treasury stock, at cost ..................         (99,660)         (99,660)
                                                        -------------    -------------
        Total stockholders' equity ..................       3,148,418        5,109,575

Total liabilities and stockholders' equity ..........   $   5,293,664    $   7,085,586
                                                        =============    =============

                     BEACON POWER CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                               Three months ended March 31,
                                                    2005            2004
                                              ------------    ------------
Revenue ...................................        636,134          57,408
Cost of goods sold ........................        670,507          75,779
                                              ------------    ------------
Gross profit ..............................        (34,373)        (18,371)

Operating expenses:
     Selling, general and administrative ..      1,172,379       1,076,262
     Research and development .............        486,238       1,048,240
     Loss on sales and contract commitments        547,707            --
     Depreciation and amortization ........         18,191          46,587
                                              ------------    ------------
           Total operating expenses .......      2,224,515       2,171,089
                                              ------------    ------------

Loss from operations ......................     (2,258,888)     (2,189,460)
Other income, net .........................         13,888          40,733
                                              ------------    ------------
Loss to common shareholders ...............   $ (2,245,000)   $ (2,148,727)
                                              ============    ============
Loss per share, basic and diluted .........   $      (0.05)   $      (0.05)
                                              ============    ============
Weighted-average common shares outstanding      43,792,791      43,121,702
                                              ============    ============